Exhibit 10.1

                               AGREEMENT TO SERVE
                                       ON
                               BOARD OF DIRECTORS

     This Agreement (the "Agreement") is made as of April 17, 2013 by and between Richard Truelick ("Individual") and Casey Container Corp., a Nevada company (the "Company"), in the following factual context:

     The Company is desirous of the services of Individual by entering into this Agreement and Individual agrees to perform services on behalf of the Company in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Services. During the term of this Agreement, Individual agrees to sit on the Company's Board of Directors and to provide such services, as such, in accordance with the terms and conditions of this Agreement. Such services shall include attending the annual shareholder's meeting, being available for telephonic meetings as necessary, chairing the Investment Committee, sitting on the Audit Committee, and other services that are customary and within the scope as a Director of a public company. Please see Company Bylaws attached as Exhibit A.

     2. Term. The term of this Agreement shall begin on April 17, 2013 and shall continue for a period of thirty-six months (36) months or longer, if agreed in writing by both parties.

     3. Hold Harmless and Indemnity. During the term of this Agreement and while Individual is acting on behalf of the Company as a Director, Company agrees to hold Individual harmless and to indemnify Individual and to provide legal defense for Individual as to any lawsuit or other action brought against Individual while acting on behalf of Company as a Director. Further the State of Nevada provides Directors protection under Statute NRS 78.747. Please see attached Exhibit B.

     4. Consideration and Payment. During the term of this Agreement the Company shall pay the Individual Three Hundred Thousand (300,000) shares of the Company's restricted common stock, Fifteen Hundred Dollars ($1500) per Board meeting, plus any pre-approved expenses incurred on behalf of the Company including but not limited to travel expenses to attend Board meetings.

     5. Non-Disclosure. Individual shall not, during the term of this Agreement and for a period of 2 years thereafter, disclose any confidential or proprietary information of the Company to any person, firm, corporation, partnership, association, or other entity (other than to persons in the Company qualified to receive such information) for any reason or purpose whatsoever nor shall Individual make use of any such confidential or proprietary information for Individual's purposes or for the benefit of any other person, firm, corporation or other entity except the Company. For purposes of this Agreement, the term "confidential information" shall mean any and all information which is known to

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Individual which relates to the business operations of the Company, including, without limitation, trade secrets, books and records, pricing policies and information which is not known to others, or readily available to others from sources other than the Company and is not in the public domain.

     6. Return of Records. Upon the expiration of this Agreement, Individual shall deliver to the Company all records, reports, notes, memoranda and equipment of any nature and all copies thereof relating to the business of the Company that may be in the possession or under the control of Individual.

     7. Notices. All notices, requests and other communications which are required or may be given hereunder shall be in writing and shall be delivered personally, or by facsimile, telegram or air courier or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed given upon receipt by the party to whom sent, if sent to an address set forth below:

If to Individual:

Richard Truelick
12461 North 138th Place
Scottsdale, AZ 85259

If to Company:

Casey Container Corp.
7255 E San Alfredo Drive
Scottsdale, AZ 85258

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     9. Governing Law. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be performed wholly within the State of Arizona.

     10. Entire Agreement. The terms of this Agreement are intended by the parties as a final expression of the agreement with respect to such terms as are included in this Agreement and shall supersede all prior understandings and agreements.

     11. Third Party Rights. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     12. Title and Headings. Title and headings of any sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

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     13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural.

     14. Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably be required to consummate, evidence or confirm.

     15. Assignment. This Agreement constitutes an agreement for personal services and the rights, duties, and obligations hereunder may not be assigned or delegated by Individual, and any attempted assignment or delegation by Individual is void.

     16. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining provisions, which remaining provisions shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared that it is the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portions which may, for any reason, be hereafter declared invalid. If any provision of this Agreement is held invalid or unenforceable with respect to particular circumstances, such provisions shall nevertheless remain in full force and effect in all other circumstances.

     17. Attorneys' Fees. In any action in connection with the preservation of the rights of any party hereto or the enforcement of or the breach or threatened breach of any term or covenant of this Agreement brought by any party, the prevailing party hereunder shall be entitled to recover from the other party all reasonable attorneys' fees and expenses incurred in connection with such action.

     18. Authority and Execution. Each person executing this Agreement on behalf of a party hereto represents and warrants that he is duly and validly authorized to do so on behalf of such party, with full right and authority to exercise this Agreement and to bind such party with respect to all of the obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

INDIVIDUAL:                                  CASEY CONTAINER CORP:


By: /s/ Richard Truelick                     By: /s/ Martin Nason
   --------------------------------             --------------------------------
   Richard Truelick                             Martin Nason, President

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                                    Exhibit A





                                    (Bylaws)

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                                    Exhibit B

                      (State of Nevada Statute NRS 78.747)

NRS 78.747 LIABILITY OF STOCKHOLDER, DIRECTOR OR OFFICER FOR DEBT OR LIABILITY OF CORPORATION.

     1. Except as otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the stockholder, director or officer acts as the alter ego of the corporation.

     2. A stockholder, director or officer acts as the alter ego of a corporation if:

     (a) The corporation is influenced and governed by the stockholder, director or officer;

     (b) There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and

     (c) Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice.

     3. The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

(Added to NRS by 2001, 3170)

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